UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 30, 2008, Michael J. Gennaro, a partner at FLG Partners, LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy firm, was retained as the interim Chief Financial Officer of SMART Modular Technologies (WWH), Inc. Mr. Gennaro will serve as our interim Chief Financial Officer and principal financial and accounting officer until such time as we complete our on-going search for a new Chief Financial Officer. We have retained a search firm and have begun the process of identifying qualified candidates.

Mr. Gennaro, age 57, with over 30 years of financial, operational and international experience, has been a partner at FLG Partners since December 2006. From March 2000 to January 2006, he served as Vice President - Finance and Chief Financial Officer at Sylantro Systems, Inc., a provider of telecommunications software. From 1998 to 2000, Mr. Gennaro served as Vice President - Finance and Chief Financial Officer at Inverse Network Technology, Inc., a provider of software that measures the quality of internet service, and before that he was Vice President - Finance of Novell, Inc. (Nasdaq: NOVL), a provider of server operating systems and internet software, from 1994 to 1998. He also previously served as Vice President - Finance and Chief Financial Officer of Piiceon, Inc. and Verticom, Inc., in addition to having held several other finance-related positions at high-tech companies. He is a former Audit Manager with Arthur Young & Company, now Ernst & Young, and is a Certified Public Accountant in California and New Jersey. Mr. Gennaro holds an M.B.A. in Accounting from Rutgers Graduate School of Business and a B.S. in Mathematics from Rutgers University.

In connection with Mr. Gennaro’s appointment as our interim Chief Financial Officer and principal financial and accounting officer, we entered into a consulting agreement with FLG Partners for the provision of Mr. Gennaro’s services. Pursuant to our consulting agreement with FLG Partners, Mr. Gennaro is required to provide services on a full time basis. For Mr. Gennaro’s services, FLG Partners will be paid at an annualized rate approximately equal to the total cash compensation expense that would have been incurred by us on an annual basis for our Chief Financial Officer, whose resignation was effective earlier this month. Accordingly, compensation for Mr. Gennaro’s services will be at a rate of $350 per hour, subject to a monthly cap of $61,000, unless additional hours are approved by our CEO.

Our consulting agreement with FLG Partners also requires us to indemnify Mr. Gennaro and FLG Partners in connection with the performance of services for us. Our consulting agreement has an initial term of 90 days and may be extended upon written agreement thereafter.

The foregoing description of our consulting agreement with FLG Partners for Mr. Gennaro’s services does not purport to be complete and is qualified in its entirety by reference to the provisions of the consulting agreement, which is attached hereto as Exhibit 10.25 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Consulting Agreement, effective as of April 30, 2008, between SMART Modular Technologies (WWH), Inc. and FLG Partners, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

April 30, 2008	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.25	Consulting Agreement, effective as of April 30, 2008, between SMART Modular Technologies (WWH), Inc. and FLG Partners, LLC